Exhibit 33.10

MANAGEMENT'S REPORT ON ASSESSMENT OF COMPLIANCE WITH SEC

REGULATION AB SERVICING CRITERIA

1.

Situs Holdings, LLC (the “Company”), a wholly-owned subsidiary of SitusAMC Holdings Corporation (“SitusAMC”), is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB of the Securities and Exchange Commission (“SEC”), as of and for the year ended December 31, 2021 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report (collectively referred to as the “Special Servicing Platform” or the “Platform”) include asset-backed transactions and securities. This includes the asset-backed transactions and securities for which Situs Holdings, LLC served in the capacity of special servicer as defined in Appendix B.

2.

Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria.

3.

The criteria listed in the column titled “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to the Company based on the activities it performed, directly or through its Vendors, with respect to the Platform for the Reporting Period.

4.

During the Reporting Period, there were no payments on asset pools received, nor any payments received where the depository responsibility of Situs Holdings, LLC, as Special Servicer, would require deposits be made to the operating account, therefore the Company did not perform any servicing activities related to criteria 1122(d)(2)(i) as of and for the year ended December 31, 2021.

5.

During the Reporting Period, there were no wire disbursements sent or required to be sent, therefore the Company did not perform any servicing activities related to criteria 1122(d)(2)(ii) as of and for the year ended December 31, 2021.

6.

During the Reporting Period, there were no additions, removals, or substitutions to the asset pools, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(iii) as of and for the year ended December 31, 2021.

7.

During the Reporting Period, there were no active assets carrying an escrow balance maintained by Situs Holdings, LLC or escrow disbursements due to be paid by Situs Holdings, LLC therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(x-xiii) as of and for the year ended December 31, 2021.

8.

During the Reporting Period, there were no loans charged off or accounts determined to be uncollectible, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(xiv) as of and for the year ended December 31, 2021.

9.	With respect to servicing criteria 1122(d)(2)(vii), the Company has engaged various vendors to perform some or all of the activities required by these servicing criteria. Management has determined that these vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance & Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“C&DI 200.06”), formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. As permitted by C&DI 200.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to each vendor. Management is not aware of any material deficiencies in such policies and procedures or any material instances of non-compliance of the servicing criteria as relates to the Company by such vendors. Management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.

10.

The Company has complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, as of and the year ended December 31, 2021 with respect to the Platform taken as a whole.

11.

Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

Situs Holdings, LLC

February 28, 2022
/s/ Dean Wheeler

Dean Wheeler, Managing Director, Head of Client Service Delivery –
Servicing, Asset Management & Special Servicing

Appendix A – Applicable Servicing Criteria

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Situs Holdings, LLC	Performed by Vendor(s) for which Situs Holdings, LLC is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Situs Holdings, LLC	NOT performed by Situs Holdings, LLC or by subservicer(s) or Vendor(s) retained by Situs Holdings, LLC is NOT the Responsible Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and
otherwise in accordance with the terms of the transaction
agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Situs Holdings, LLC	Performed by Vendor(s) for which Situs Holdings, LLC is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Situs Holdings, LLC is NOT the Responsible Party	NOT performed by Situs Holdings, LLC or by subservicer(s) or Vendor(s) retained by Situs Holdings, LLC
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over
collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of

§240.13k-1(b)(1) of this chapter.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-
backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These
reconciliations: (A) Are mathematically accurate; (B) Are
prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other
than the person who prepared the reconciliation; and (D)
Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X1	X1
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction
agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and
regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

X2

1 Servicing activities associated with criterion 1122(d)(2)(vii) are performed by Situs Holdings, LLC and a third party vendor for which Situs Holdings, LLC is the responsible party.

2 For criterion 1122(d) (3)(i)(B-D), Situs Holdings, LLC did not perform the activity described in this criterion for the Reporting Period as these components of 1122(d)(3)(i) are inapplicable to the functions performed by Situs Holdings, LLC. No assertion on compliance, therefore, is necessary.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Situs Holdings, LLC	Performed by Vendor(s) for which Situs Holdings, LLC is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Situs Holdings, LLC is NOT the Responsible Party	NOT performed by Situs Holdings, LLC or by subservicer(s) or Vendor(s) retained by Situs Holdings, LLC
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.				X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Situs Holdings, LLC	Performed by Vendor(s) for which Situs Holdings, LLC is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Situs Holdings, LLC is NOT the Responsible Party	NOT performed by Situs Holdings, LLC or by subservicer(s) or Vendor(s) retained by Situs Holdings, LLC
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's
mortgage loans (e.g., loan modifications or re-aging's) are made, reviewed and approved by authorized personnel in accordance
with the transaction agreements and related pool asset
documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and
concluded in accordance with the timeframes or other
requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts) See following: (A) Such funds are analyzed, in
accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within
30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction
agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Situs Holdings, LLC	Performed by Vendor(s) for which Situs Holdings, LLC is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Situs Holdings, LLC is NOT the Responsible Party	NOT performed by Situs Holdings, LLC or by subservicer(s) or Vendor(s) retained by Situs Holdings, LLC
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the
transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a) (1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.				X

APPENDIX B – The Platform

Situs Holdings, LLC was named as the Special Servicer for all portfolios listed below. However, there was only activity requiring Situs Holdings, LLC to perform the role as Special Servicer for the portfolios designated with a “X” throughout the period 1/1/2021 – 12/31/2021.

Portfolio	Servicing Agreement Date	Special Servicing activity required as of and for the year ended December 31, 2021
AFHT 2019-FAIR	October 15, 2019	X
ACREC 2021-FL1	October 15, 2021
BACM 2015-UBS7	September 1, 2015
BACM 2017-BNK3	February 1, 2017
BAMLL 2013-WBRK	April 1, 2013
BAMLL 2015-200P	April 23, 2015
BAMLL 2015-ASTR	August 18, 2015
BAMLL 2015-HAUL	August 13, 2015
BAMLL 2016-SS1	February 17, 2016
BAMLL 2017-SCH	December 15, 2017
BAMLL 2018-PARK	September 12, 2018
BAMLL 2019-BPR	December 17, 2019
BAMLL 2020-JGDN	November 16, 2020
BANC OF CA 2019-Q010	July 1, 2019
BANK 2018-BNK12	May 1, 2018
BANK 2019-BNK17	April 1, 2019	X
BANK 2019-BNK18	May 1, 2019	X
BBCMS 2016-ETC	August 1, 2016
BBCMS 2017-DELC	August 29, 2017
BCP 2021-330N	June 29, 2021
BPCRE 2021-FL1	March 4, 2021	X
BFLD 2019-DPLO	October 9, 2019
BFLD 2020-EYP	October 7, 2020
BGME 2021-VR	April 21, 2021
BLOX 2021-BLOX	August 31, 2021
BMARK 2020-IG1	February 1, 2020	X
BMARK 2020-IG2	May 1, 2020	X
BMARK 2020-IG3	May 1, 2020
BMARK 2021-B23	February 1, 2021
BMARK 2021-B25	April 1, 2021
BMARK 2021-B26	May 1, 2021
BPCRE 2021-FL1	March 4, 2021	X
BPR 2021-KEN	February 25, 2021
BSPDF 2021-FL1	October 15, 2021
BSPRT 2018-FL3	April 5, 2018
BSPRT 2018-FL4	October 12, 2018
BSPRT 2019-FL5	May 30, 2019
BWAY 2019-1633	December 20, 2019
BX 2018-BILT	May 24, 2018
BX 2018-BIOA	March 9, 2018
BX 2018-EXCL	October 15, 2018
BX 2018-GW	May 22, 2018
BX 2019-CALM	December 12, 2019
BX 2019-OC11	December 1, 2019
BX 2019-RP	June 27, 2019
BX 2019-XL	October 9, 2019
BX 2020-VIVA	May 5, 2020
BX 2021-21M	November 8, 2021
BX 2021-ARIA	October 28, 2021
BX 2021-PAC	November 2, 2021
BX 2021-VINO	May 27, 2021
BX 2021-VOLT	September 9, 2021

BXHPP 2021-FILM	August 26, 2021
BXP 2021-601L	December 29, 2021
CAF 2016-1	May 1, 2016	X
CAF 2016-2	November 15, 2016	X
CAF 2018-1	June 9, 2018	X
CAF 2019-1	April 9, 2019	X
CAF 2019-2	July 9, 2019	X
CAF 2019-3	November 9, 2019	X
CAF 2020-1	March 9, 2020	X
CAF 2020-2	May 9, 2020	X
CAF 2020-3	September 9, 2020
CAF 2020-4	December 9, 2020	X
CAF 2020-P1	November 19, 2020
CAF 2021-1	April 9, 2021	X
CAF 2021-2	July 9, 2021
CAF 2021-3	October 9, 2021
CAMB 2021-CX2	November 9, 2021
CD 2017-CD5	August 1, 2017	X
CFCRE 2016-C6	November 1, 2016
CFCRE 2018-TAN	February 6, 2018	X
CGCMT 2017-P8	September 1, 2017	X
CGCMT 2018-TBR	January 9, 2018
CGCMT 2020-420K	November 6, 2020
CGCMT 2021-PRM2	October 9, 2021
CITIBANK 2020-Q012	August 1, 2020
COLD 2020-ICE5	October 29, 2020
COMM 2013-300P	August 1, 2013
COMM 2013-CCRE7	April 1, 2013	X
COMM 2016-667M	October 6, 2016
COMM 2018-HOME	June 1, 2018
COMM 2019-521F	June 20, 2019
COMM 2019-WCM	October 30, 2019
COMM 2020-CX	November 5, 2020
COMM 2020-SBX	December 30, 2020
COMM 2021-2400	December 15, 2021
CSAIL 2015-C1	March 1, 2015
CSAIL 2015-C3	August 1, 2015
CSAIL 2017-C8	June 1, 2017	X
CSAIL 2017-CX10	November 1, 2017	X
CSAIL 2017-CX9	September 1, 2017	X
CSAIL 2019-C16	June 1, 2019	X
CSAIL 2019-C17	September 1, 2019	X
CSMC 2006-C1	March 1, 2006	X
CSMC 2017-CALI	November 6, 2017	X
CSMC 2017-LSTK	May 1, 2017	X
CSMC 2017-MOON	July 6, 2017
CSMC 2019-ICE4	June 5, 2019
CSMC 2019-UVIL	December 6, 2019
CSMC 2021-BHAR	November 23, 2021
DAFC 2017-AMO	June 20, 2017
DBGS 2018-BIOD	June 26, 2018
DBGS 2019-1735	April 6, 2019
DBJPM 2017-C6	June 1, 2017	X
DBUBS 2017-BRBK	October 1, 2017
DBWF 2016-85T	December 21, 2016
DBWF 2018-AMXP	May 1, 2018
DOLP 2021-NYC	April 20, 2021
ESA 2021-ESH	July 8, 2021
FIRST FOUNDATION 2018-Q007	September 1, 2018	X
FIRST FOUNDATION 2019-Q011	September 1, 2019	X
FIRST FOUNDATION 2020-Q013	September 1, 2020
FIRST FOUNDATION 2021-Q016	September 1, 2021

FIRST REPUBLIC 2018-Q008	December 1, 2018
FMBT 2019-FBLU	December 6, 2019
FREMF 2017-K67	September 1, 2017
FRESB 2015-SB8	November 1, 2015
FRESB 2016-SB19	July 1, 2016	X
FRESB 2019-SB60	March 1, 2019	X
GACM 2019-FL1	June 6, 2019
GACM 2020-FL2	June 5, 2020
GCT 2021-GCT	February 5, 2021
GRACE 2020-GRCE	November 18, 2020
GREAT WOLF 2019-WOLF	December 30, 2019
GSMS 2017-375H	September 6, 2017
GSMS 2017-485L	February 6, 2017
GSMS 2017-FARM	December 29, 2017
GSMS 2017-STAY	August 15, 2017
GSMS 2019-70P	October 23, 2019
HAMLET 2020-CRE1	May 1, 2020	X
HBST 2015-HBS	November 1, 2015	X
HFX 2017-1	March 30, 2020	X
HONO 2021-LULU	October 15, 2021
HY 2016-10HY	August 6, 2016
HY 2019-30HY	July 6, 2019
IMT 2017-APTS	July 9, 2017
IPT 2018-INDP	June 11, 2018
JAX 2019-LIC	November 15, 2019
JPMCC 2017-245P	May 30, 2017	X
JPMCC 2017-C7	October 1, 2017	X
JPMCC 2017-JP6	June 1, 2017	X
JPMCC 2017-JP7	July 1, 2017	X
JPMCC 2018-AON	June 29, 2018
JPMCC 2018-BCON	February 1, 2018
JPMCC 2018-PHH	August 7, 2018	X
JPMCC 2018-PTC	May 16, 2018
JPMCC 2019-ICON	April 1, 2019	X
JPMCC 2019-MFP	July 18, 2019
JPMCC 2019-OSB	June 13, 2019
JPMCC 2019-COR5	June 1, 2019	X
JPMCC 2020-LOOP	February 5, 2020	X
JPMCC 2021-1MEM	October 14, 2021
JPMCC 2021-2NU	January 29, 2021
JPMCC 2021-410T	March 12, 2021
KNDL 2019-KNSQ	May 30, 2019
LCCM 2021-FL2	July 13, 2021
LCCM 2021-FL3	December 2, 2021
LIFE 2021-BMR	March 30, 2021
LNCR 2018-CRE1	June 5, 2018	X
LNCR 2019-CRE2	May 30, 2019
LNCR 2019-CRE3	May 30, 2019
LNCR 2021-CRE4	February 5, 2021
LNCR 2021-CRE5	June 3, 2021
LNCR 2021-CRE6	November 4, 2021
LUTHER BURBANK 2017-Q004	September 1, 2017
LUXE 2021-TRIP	October 19, 2021
MANHATTAN WEST 2020-1MW	August 28, 2020
MBRT 2019-MARG	May 30, 2019
MBRT 2019-MBR	December 19, 2019
MERCHANTS BANK 2021-Q015	May 1, 2021
MERIT 2020-HILL	August 31, 2020
MEZZ CAP 2006-C4	December 1, 2006	X
MFTII 2019-B3B4	July 11, 2019
MKT 2020-525M	February 26, 2020
MSC 2011-C2	June 1, 2011	X

MSC 2018-SUN	August 2, 2018	X
MSC 2019-H7	July 1, 2019
MSC 2019-L3	November 1, 2019
MSCI 2013-ALTM	March 1, 2013
MTK 2021-GRNY	December 15, 2021
NCMS 2018-ALXA	February 23, 2018
NCMS 2018-FL1	July 6, 2018
NCMS 2019-LVL	April 23, 2019
NCMS 2019-NEMA	March 29, 2019
NYO 2021-1290	November 16, 2021
OPUS BANK 2016-Q003	December 1, 2016
PATH 2021-1	August 13, 2021
PFP 2021-7	March 25, 2021
PFP 2021-8	September 30, 2021
PRIMA 2013-III	September 30, 2013
PRIMA 2015-IV	March 17, 2015
PRIMA 2016-VI	December 16, 2016
PRIMA 2019-1S	August 23, 2019
PRIMA 2019-RK1	June 27, 2019
PRIMA 2019-VII	October 22, 2019
PRIMA 2020-VIII	July 15, 2020
PRIMA 2021-IX	February 26, 2021
PRIMA 2021-X	November 16, 2021
SCMT 2020-SBC9	June 30, 2020
SELKIRK 1	December 13, 2013
SELKIRK 3	September 26, 2014
SFO 2021-555	May 10, 2021
SGCMS 2019-787E	February 20, 2019
SGCMS 2019-PREZ	September 6, 2019
SGCP 2019-FL2	June 5, 2019	X
SGCP 2021-FL3	September 27, 2021
SHOPS 2016-CSTL	July 20, 2016
SLG 2021-OVA	June 24, 2021
SLIDE 2018-1 FUN	September 28, 2018	X
TRTX 2018-FL2	November 29, 2018
TRTX 2019-FL3	October 25, 2019
TRTX 2021-FL4	March 31, 2021
UBS 2017-C2	August 1, 2017	X
UBS 2017-C3	August 1, 2017	X
UBS 2017-C4	October 1, 2017	X
UBS 2018-C9	March 1, 2018
UBS 2018-NYCH	February 26, 2018	X
UBS 2019-C16	April 1, 2019	X
VASA 2021-VASA	April 15, 2021
VLS 2020-LAB	November 6, 2020
WFCM 2017-C38	July 1, 2017	X
WFCM 2017-C39	August 1, 2017	X
WFCM 2019-C50	May 1, 2019	X
WFCM 2021-FCMT	May 14, 2021
WFCM 2021-SAVE	February 17, 2021
WFLD 2014-MONT	August 1, 2014
WWPT 2017-WWP	November 10, 2017